Exhibit 10.33

ASSIGNMENT AND BILL OF SALE

WITH RESERVATION OF INTERESTS IN FAVOR OF ASSIGNOR

This Assignment and Bill of Sale (this “Assignment”), dated effective as of August 1, 2003 at 7:05 A.M. local time (the “Effective Time”), is from DELLA-BACK OIL CO. and DOUG WRIGHT, hereinafter called “Assignor”, to ENERGYTEC, INC., (14785 Preston Road, Suite 550, Dallas, Texas 75254), (hereinafter called “Assignee”):

For $100.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby grants, transfers and assigns to Assignee, its respective successors and assigns, the following (all of which are herein called the “Interests”):

1. All of their interest in the (i) oil and gas leases described in Exhibit A (the “Leases”), (ii) the lands described in Exhibit A (the “Lands”), including any and all right, title and interest in and to the oil, gas and all other hydrocarbons in, on or under the Lands and other hydrocarbons and products, whether liquid or gaseous, produced in association therewith (“Hydrocarbons”) after the Effective Time, and (iii) all oil and gas wells and all injection and disposal wells on the Lands (collectively, the “Wells”)

SUBJECT TO THE RESERVATION HEREINAFTER MADE and including prior overriding royalties and standard royalties of record which are not a part of this conveyance. Assignor hereby reserves for itself an undivided five percent (5.00%) overriding royalty, commonly known as a net revenue interest, with two and one-half percent (2.5%) overriding royalty reserved for the benefit of Assignor, Doug Wright, and his heirs and assigns forever; and with two and one-half percent (2.5%) overriding royalty reserved for the benefit of Assignor, Della-Back Oil Co., leaving one hundred percent (100%) of the working interest and a seventy-five percent (75%) net revenue interest hereby conveyed to Assignee.

2. The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby to the extent that they relate to or affect any of Assignor’s properties and interests described in paragraph 1 above or the production of Hydrocarbons attributed to said properties and interests after the Effective Time;

3. The rights, to the extent transferable, in and to all existing and effective oil, gas, liquids, condensate, casinghead gas and gas sales, purchase, exchange, gathering transportation and processing contracts, operating agreements, balancing agreements,

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joint venture agreements, partnership agreements, farmout agreements and any other contract or agreement insofar and only insofar as they relate to any of Assignor’s properties and interests described in paragraph 1 above or to the exploration, development, production or marketing of Hydrocarbons from or attributable to said properties and interests or such units;

4. To the extent transferable, all of the personal property, fixtures, improvements, permits, licenses, approvals, servitudes, right-of-way, easements, surface leases and other surface rights (including but not limited to, any wells, tanks, boilers, buildings, injection facilities, gathering systems, other appurtenances and facilities) located on the Lands, Leases and Wells (all as shown on an inventory list provided to Assignee prior to this date);

5. The files, records, data and information relating to the items described in paragraphs 1 through 4 (the “Records”) including without limitation, lease files, land files, well files, gas, oil and other Hydrocarbon sales contract files, gas processing files, division order files, abstracts, title opinions, electric logs, geological and other scientific data and all other information of every type related exclusively or primarily to any of the Assets, but excluding all of the Assignor’s internal appraisals and interpretive data related to the Assets, all information and data under contractual restrictions on assignment, all privileged information, and Assignor’s partnership, financial, employee and general tax records. Assignor’s agreement to convey the Records is granted only to the extent Assignor has authority to do so without violating any confidentiality obligation or other restriction on assignment or transfer to a third party.

TO HAVE AND TO HOLD the Interest unto Assignee and its respective successors and assigns forever.

This assignment is made without warranty of title either express or implied; however, Assignor warrants that the Interests are free and clear of all liens, security interests and encumbrances created by, through or under Assignor, but not otherwise.

Except as expressly set forth in this Assignment, the Interests are being transferred and assigned by Assignor to Assignee without recourse, covenant or warranty of any kind, express, implied or statutory. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, ASSIGNEE ACKNOWLEDGES AND AGREES THAT ALL PERSONAL PROPERTY AND FIXTURES INCLUDED WITHIN THE INTERESTS ARE SOLD “AS IS”, AND ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

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This Assignment is effective for all purposes as of the Effective Time. By accepting delivery of this Assignment and filing the same for recording, Assignee hereby assumes and agrees to be responsible for all costs and expenses incurred in connection with the operation of the Interests that accrue or relate to times after the Effective Time; and Assignee agrees to defend, indemnity and save and hold harmless Assignor against all claims, costs, expenses and liabilities with respect to the Interests that accrue or relate to times after the Effective Time.

Assignor assumes and agrees to be responsible for all costs and expenses incurred in connection with the operation of the Interests that accrue or relate to times prior to the Effective Time and Assignor agrees to defend, indemnity and save and hold harmless Assignee against all claims, costs, expenses and liabilities with respect to the Interests that accrue or relate to times prior to Effective Time.

This instrument may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original instrument, but all of which constitute but one instrument.

This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective heirs, successors and assigns.

EXECUTED on the date contained in the acknowledgment of this instrument, to be effective as of the Effective Time.

ASSIGNOR:

DELLA BACK OIL CO.

By:	/s/ Richard Hamrick
RICHARD HAMRICK,
President

/s/ Doug Wright
DOUG WRIGHT

STATE OF TEXAS	)
)
COUNTY OF HOPKINS	)

This instrument was acknowledged before me on August 29, 2003, by Richard Hamrick, President of DELLA BACK OIL CO., a Texas corporation, on behalf of said Company.

/s/ Illegible
Notary Public, State of Texas

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STATE OF TEXAS	)
)
COUNTY OF HOPKINS	)

This instrument was acknowledged before me on August 29, 2003, by DOUG WRIGHT.

/s/ Illegible
Notary Public, State of Texas

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Exhibit “A”

Ridley Leases

Hopkins County

B.W. DAVIS RRC # 01728

1)	That certain Oil, Gas and Mineral Lease from Bert W. Davis, et al. to Leon Leggett dated October 30, 1963 and recorded in Volume 137, Page 40, Oil and Gas Lease Records, Hopkins County, Texas covering 80.0 acres in the A. O. Wetmore Survey, A-1017, Hopkins County, Texas.

BERT DAVIS RRC # 10783

2)	That certain Oil and Gas Lease from Bert W. Davis, et al. to L. A. Grelling dated February 1955 and recorded in volume 98, Page 269, Oil and Gas Lease Records, Hopkins County, Texas covering certain lands in the A. O. Wetmore Survey, A-1017, Hopkins County, Texas as therein described.

J. G. REYNOLDS RRC # 01086

3)	Oil, Gas and Mineral Lease dated January 29, 1936 from J. G. Reynolds and wife as Lessors and Shell Petroleum Corporation as Lessee recorded in Volume 27, Page 10, Oil and Gas Lease Records of Hopkins County, Texas covering 200.0 acres of land in the Alexander O. Wetmore Survey, A-1017, Hopkins County, Texas as therein described.

Yates Leases

Hopkins County, Texas

JEFF WORSHAM RRC# 01089

1.	Oil, Gas and Mineral Lease dated December 12, 1935, from Jeff M. Worsham and wife, Susie Worsham, as Lessor, to Dilworth S. Hager, as Lessee, recorded in Volume 25, Page 541 of the Oil and Gas Lease Records of Hopkins County, Texas, which lease covers the following lands:

All that certain tract of parcel of land situated in Hopkins County, Texas, being a part of a survey of land patented to the heirs of Alexander O. Wetmore, by Patent No. 760, vol. 9, dated February 11, 1854, Abstract No. 1017, and described by metes and bounds as follows, to-wit:

Beginning at a stake in the E. B. line of original survey, at a point 192 1.3 varas South from the N. E. corner of said survey, the same being the S.E. corner of a 40  1/4 acre tract conveyed by Joe H. Worsham, et al., to Rooney Long, by deed dated October 21, 1930, of record in vol. 124, page 353, a deed record, Hopkins County, Texas;

Thence West with her S. B. line 1227 ½ varas a stake, her S. W. corner;

Thence South 183.85 varas a stake, the N.W. corner of a 40  1/4 acre tract conveyed by Rooney Long, et al., to J. H. Worsham, by deed dated October 21, 1930, of record in Vol. 123, page 573, a deed record, Hopkins County, Texas;

Thence East with his N. B. line 1227  1/2 varas, a stake, his N. E. Corner; Thence North 183.85 varas to the place of beginning containing 40  1/4 acres of land, more or less.

J. E. WORSHAM RRC # 01090

2.	Oil, Gas and Mineral Lease dated December 12, 1935 from J. E. Worsham and wife, Eunice Worsham, as Lessor, to Dilworth S. Hager, as Lessee, recorded in Volume 25, Page 543 of the Oil and Gas Lease Records of Hopkins County, Texas, which lease covers the following lands:

(a)	All that certain tract or parcel of land situated in Hopkins County, Texas, being parts of a survey of land patented to the Heirs of Alexander O. Wetmore, by Patent No. 760, Vol. 9, dated February 11, 1854, Abstract No. 1017, and described by metes and bounds as follows, to-wit:

The East 150 acres of the following described tract:

Beginning at a stake in the E. B. Line of said Wetmore Survey, at a point 3669 varas South of the N. E. Corner of same;

Thence North, 1380 varas, a stake for corner; Thence West 1227  1/2 varas, a stake for corner;

Thence South 1380 varas, a stake for corner;

Thence East 1227  1/2 varas to the place of beginning.

Containing 300 acres of land, more or less.

(b)	Beginning at a stake in the E. B. line of said Wetmore Survey, at a point 2205.15 varas South of the N. E. corner to said survey, at the S. E. corner of a tract conveyed to Jeff M. Worsham;

Thence West with the South boundary line of said Jeff M. Worsham tract 1227 ½ varas, a stake, the S. W. corner of said Jeff M. Worsham tract;

Thence 183.85 varas to the S. W. corner of a 161 acre tract, of which this is a part;

Thence East with the south boundary line of said 161 acre tract 1227  1/2 varas, a stake in E. B. Line of said Wetmore Survey, the S. E. corner of said 161 acre tract;

Thence North with the E.B. line of said Wetmore survey 183.85 varas to the place of beginning. Containing 40 1/2 acres of land, more or less. This tract also being a part of A. O. Wetmore Survey, Abstract No. 1017.

ROONEY LONG RRC# 01088

3.	Oil Gas and Mineral Lease dated December 12, 1935 from Rooney Long, and husband, W. F. Long, as Lessor, to Dilworth S. Hager, as Lessee, recorded In Volume 26, page 147, of the Oil and Gas Lease Records of Hopkins County, Texas, which lease covars the following lands:

All that certain tract or parcel of land situated in Hopkins County, Texas, being a part of a survey of land patented to the Heirs of Alexander O. Wetmore, by Patent No. 760. Vol. 9. dated February 11, 1854, Abstract No. 1017, and described by metes and bounds as follows, to-wit:

Beginning 1737.45 varas South of the N. E. corner of said survey, at the S.E. corner of a tract of 40 1/2 acres deeded to Joe H. Worsham;

Thence West with the S. B. line of said Joe H. Worsham tract 1227 ½ varas to a stake;

Thence South 183.85 varas to the N. W. corner of a tract deeded to Jeff M. Worsham;

Thence East with Jeff M. Worsham’s N. B. line 1227 ½ varas to his N. E. corner;

Thence North 183.85 varas to the place of beginning.

Containing 40 ½ acres of land.

REYNOLDS RRC# 01095

4.	Oil, Gas and Mineral Lease dated December 30, 1935 from J. G. Reynolds and wife, Annye Reynolds, as Lessor, to Dilworth S. Hager, as Lessee; recorded in Volume 26, Page 155, Oil and Gas Lease Records of Hopkins County, Texas, which lease covers the following lands:

All that certain tract or parcel of land situated in Hopkins County, Texas, about 14 miles Northeast from Sulphur Springs, being a part of the Alexander O. Wetmore Survey, abstract 1017, and described as follows:

200 acres of land off of the south end of the north half of the following described land. Beginning at a stake on the S. B. Line of the original survey, at a point 2732.8 varas East from the S. W. corner of said survey, the same being the S. E. corner of 1246.75-acre tract of land now owned by W. J. Davis estate;

Thence East with the S. B. line of said survey 1276 varas a stake the S. W. corner of a 313 acre tract land now owned by Jeff D. Lindley;

Thence North 5155 varas a stake on the N. B. line of said Wetmore Survey, the N. W. corner of a 37 acre tract owned by Jeff D. Lindley;

Thence West with the N. B. line of said Wetmore Survey 1237.5 varas, a stake the N. E. corner of said 1246.75 acre tract of land owned by W. J. Davis estate;

Thence South 5155 varas to the place of beginning. Containing 1146.7 acres of land, more or less.

STATE OF TEXAS                    COUNTY OF HOPKINS

I hereby certify that this Instrument was filed in file number sequence on the date and time stamped hereon by me and was duly recorded the volume and page of the named records of Hopkins county Texas as stamped by, me

/s/ Illegible
COUNTY CLERK, Hopkins County, Texas